UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2015

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 23, 2015, Cherokee Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Howard Siegel, the Company’s President and Chief Operating Officer.  The terms of the Agreement were approved by the Compensation Committee of the Board of Directors (the “Committee”).

Pursuant to the terms of the Agreement, Mr. Siegel is to receive a base salary equal to $425,000 per year.  In addition, during each year the Agreement is in effect, Mr. Siegel will be eligible to receive a performance bonus (the “Performance Bonus”) based on level of achievement of the Company’s EBITDA (inclusive of any amounts payable as Performance Bonus) for such fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year). The amount of the Performance Bonus shall be 30% of Mr. Siegel’s base salary at 100% achievement of budgeted EBITDA, subject to adjustment between 80% achievement and 120% achievement (with linear interpolation between such levels).  If the Company’s EBITDA for such fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year), then Mr. Siegel shall not be entitled to any Performance Bonus.

Pursuant to the Agreement, and subject to the provisions below regarding termination in connection with a Change in Control Event, if Mr. Siegel’s employment is terminated for reasons other than for Cause, by Death or by Disability (all as defined in the Agreement) then Mr. Siegel will receive severance payments in the form of twelve (12) months of salary continuation, plus any earned but unpaid compensation and benefits for the period prior to termination.

In the event that (i) a Change in Control Event (as defined in the Agreement) occurs or (ii) the Company terminates Mr. Siegel’s employment without Cause or eliminates Mr. Siegel’s position within 3 months prior to a Change of Control Event, then all of his unvested and outstanding equity awards (including but not limited to options, restricted awards and performance awards) shall immediately vest.

In the event that Mr. Siegel’s employment is terminated without Cause or the Company eliminates Mr. Siegel’s position within 3 months prior to or 12 months following a Change in Control Event, then Mr. Siegel shall receive the following benefits:

1)         twelve (12) months of annualized base salary as salary continuation;

2)         payment of guaranteed or earned but unpaid bonus amount in lump sum; and

3)         reimbursement or payment for the continuation of his health care coverage under COBRA for twelve (12) months.

Mr. Siegel shall not be entitled to any severance if his employment is terminated for Cause, by Death or by Disability or if his employment is terminated by him for any reason.

In addition, Mr. Siegel will only be entitled to receive the foregoing benefits upon termination if, among other things, he executes and delivers a general release of claims in favor of the Company.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated July 23, 2015, between Cherokee Inc. and Howard Siegel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

July 29, 2015	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer